UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2018

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 — Entry into a Material Definitive Agreement.

On January 26, 2018, Insmed Incorporated (the “Company”) closed its previously announced underwritten public offering of $450 million aggregate principal amount of the Company’s 1.75% Convertible Senior Notes due 2025 (the “Notes”), which includes $50 million aggregate principal amount of Notes sold pursuant to the underwriters’ option to purchase additional Notes, solely to cover over-allotments, which was exercised in full on January 24, 2018. The offering was made pursuant to a base prospectus dated January 22, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) as part of a shelf registration statement that became automatically effective upon filing, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on January 22, 2018 (as amended, the “Registration Statement”), as supplemented by a preliminary prospectus supplement filed with the SEC on January 22, 2018, and a final prospectus supplement, dated January 23, 2018.

The Notes are governed by the terms of a base indenture for senior debt securities (the “Base Indenture”), as supplemented by the first supplemental indenture thereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated as of January 26, 2018, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are the senior unsecured obligations of the Company and bear interest at a rate of 1.75% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018. The Notes will mature on January 15, 2025, unless earlier repurchased, redeemed or converted.

Subject to the terms of the Indenture, the Notes are convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 25.5384 shares of Common Stock per $1,000 principal amount of the Notes, which corresponds to an initial conversion price of approximately $39.16 per share of Common Stock and represents a conversion premium of approximately 35.0% based on the last reported sale price of the Common Stock of $29.005 per share on January 23, 2018, the date the Offering was priced.

The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends. If a make-whole fundamental change (as defined in the Indenture) occurs and a holder elects to convert its Notes in connection with such make-whole fundamental change, such holder may be entitled to an increase in the conversion rate as described in the Indenture.

At any time prior to the close of business on the business day immediately preceding October 15, 2024, holders may convert their Notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if the Company calls the Notes for redemption until the close of business on the second business day immediately preceding the redemption date. On or after October 15, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The Company may not redeem the Notes prior to January 15, 2022. On or after January 15, 2022, the Company may redeem for cash all or any portion of the Notes if the last reported sale price of the Common Stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which the Company provides notice of the redemption. The redemption price will be the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. No sinking fund is provided for the Notes.

If a fundamental change (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to purchase all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will: rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; rank equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated; be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including the Company’s loan agreement with Hercules Capital, Inc.; and be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The foregoing summary of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the form of 1.75% Convertible Senior Note due 2025 included in the Supplemental Indenture (the “Global Note), which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

ITEM 8.01 — Other Events.

On January 26, 2018, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 26, 2018, by and between the Company and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of January 26, 2018, by and between the Company and Wells Fargo Bank, National Association.

4.3	Form of 1.75% Convertible Senior Note due 2025 (included in Exhibit 4.2).

99.1	Closing Press Release issued by the Company on January 26, 2018.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of January 26, 2018, by and between the Company and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of January 26, 2018, by and between the Company and Wells Fargo Bank, National Association.

4.3	Form of 1.75% Convertible Senior Note due 2025 (included in Exhibit 4.2).

99.1	Closing Press Release issued by the Company on January 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari

	Title:	General Counsel and Corporate Secretary